Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

EnerJex Resources, Inc. and Subsidiary,

We have audited the accompanying consolidated balance sheets of EnerJex Resources, Inc. and Subsidiary as of December 31, 2007 and the related statements of operations, changes in shareholders’ equity and cash flows for the nine month period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnerJex Resources, Inc. and Subsidiary as of December 31, 2007 and the results of their operations and their cash flows for the nine month period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States.

/s/ Weaver & Martin

Weaver & Martin, LLC

Kansas City, Missouri

February 21, 2008

EnerJex Resources, Inc.

Consolidated Balance Sheet

December 31, 2007

Assets
Current assets:
Cash	$957,477
Accounts receivable	57,788
Sales revenue receivable	319,521
Prepaid expenses	10,797
Total current assets	1,345,583

Fixed assets, net of accumulated depreciation of $21,140	127,400

Other assets:
Oil and gas properties using full cost accounting:
Properties not subject to amortization	74,777
Properties subject to amortization	9,016,166
Total other assets	9,090,943

$10,563,926

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$364,755
Accrued liabilities	126,981
Deferred payments from Euramerica for development	51,925
Promissory notes payable	965,000
Current portion of long term debt	438,318
Total current liabilities	1,946,979

Asset retirement obligation	389,475

Long term liabilities:
Convertible note payable	25,000
Long-term debt, less current portion	10,235,332
10,260,332

Commitments and contingencies	-

Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value, 10,000,000
shares authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized
22,203,256 shares issued and outstanding	22,203
Unamortized cost of stock, warrants & options issued for services	(129,329)
Unamortized loan fees and interest	(4,086,880)
Additional paid-in capital	8,835,059
Accumulated (deficit)	(6,673,913)
(2,032,860)
$10,563,926

See notes to consolidated financial statements.

EnerJex Resources, Inc.

Consolidated Statement of Operations

	Nine Months Ended December 31, 2007 (Audited)	Nine Months Ended December 31, 2006 (Unaudited)

Revenue
Oil and gas activities	$1,982,119	$76,314

Expenses:
Direct costs	1,104,272	279,619
Professional fees	1,112,832	287,478
Investor relations fees	164,435	-
General and administrative expenses	1,758,262	319,366
Depreciation, depletion and amortization	532,665	23,359
Impairment of goodwill	-	677,000
Total expenses	4,672,466	1,586,822

Net operating (loss)	(2,690,347)	(1,510,508)

Other income (expense):
Interest expense	(507,640)	(4,239)
Loan fees	(113,155)	-
Loan interest accretion	(766,800)	-
Interest income	-	3,495
Reversal of loan penalty expense	-	-
Loss on sale of asset	-	(3,854)
Total other income (expense)	(1,317,595)	(4,598)

Net income (loss)	$(4,077,942)	$(1,515,106)

Weighted average number of
Common shares outstanding - basic	20,691,689	12,142,498

Net income (loss) per share - basic	$(0.16)	$(0.12)

See notes to consolidated financial statements.

EnerJex Resources, Inc.

Consolidated Statement of Stockholders’ Equity (Deficit)

				Unamortized Cost Stock & Options Issued for Services
	Common Stock				Unamortized
		Owed but	Paid in		Loan Fees	Retained	Stockholders'
	Amount	Not Issued	Capital		& Interest	Deficit	Equity Deficit)

Balance March 31, 2007	$ 13,179	$ 15	$ 2,603,374	$ (65,187)	$ -	$ (2,595,971)	$ (44,590)
Stock sold	9,000	-	4,024,167	-	-		4,033,167
Stock issued for services	9	-	11,990	-	-		11,999
Previously authorized but unissued stock	15	(15)	-	-	-		-
Warrants issued for services	-	-	280,591	-	-		280,591
Options issued for services	-	-	1,914,937	(64,142)	-		1,850,795
Loan fees and interest	-	-	-	-	$ (4,086,880)		(4,086,880)
Net loss for the period	-	-	-	-	-	(4,077,942)	(4.077,942)

Balance December 31, 2007	$ 22,203	$ -	$ 8,835,059	$ (129,329)	$ (4,086,880)	$ (6,673,913)	$ (2,032,860)

See notes to consolidated financial statements.

EnerJex Resources, Inc.

Consolidated Statement of Cash Flows

	Nine Months Ended December 31, 2007 (Audited)	Nine Months Ended December 31, 2006 (Unaudited)
Cash flows from operating activities
Net (loss)	$(4,077,942)	$(1,515,106)
Depreciation, depletion and amortization	532,665	46,047
Accretion of asset retirement obligation	13,567	1,440
Stock, warrants and options issued for services	1,862,795	138,000
Loan costs	879,955	-
Loss on sale of asset	-	3,854
Adjustments to reconcile net (loss) to cash
used in operating activities:
Accounts and notes receivable	(362,871)	(18,028)
Prepaid expenses	(4,124)	8,443
Accounts payable	322,456	28,832
Accrued liabilities	31,091	38,437
Deferred payments from Euramerica for development	51,925	-
Net cash used in operating activities	(750,483)	(1,268,081)

Cash flows from investing activities
Purchase of fixed assets	(113,575)	(35,500)
Proceeds from sale of assets	-	11,500
Payments received on notes receivable	-	(32,275)
Additions to oil and gas properties	(8,936,628)	(100,000)
Additions to oil and gas properties not subject to amortization	-	(4,104)
Net cash used in investing activities	(9,050,203)	(160,379)

Cash flows from financing activities
Proceeds from sale of common stock	4,313,757	414,800
Stock issued for liabilities	-	306,000
Payments received on notes receivable	23,100	-
Proceeds from long term debt	6,765,141	100,000
Payments on notes payable	(443,328)	-
Proceeds from convertible note	-	25,000
Net cash provided from financing activities	10,658,670	845,800

Net increase (decrease) in cash	857,984	(582,660)
Cash - beginning	99,493	590,432
Cash - ending	$957,477	$7,772

Supplemental disclosures:
Interest paid	$75,935	$2,313
Income taxes paid	-	-

Non-cash transactions
Stock, warrants and options issued for services	$1,862,795	$644,000
Asset retirement obligation	352,000	-
Loan costs	879,955	-

See notes to consolidated financial statements.

EnerJex Resources, Inc.

Notes to Consolidated Financial Statements

Note 1 - Significant Accounting Policies

Nature of Business

We are an independent energy company engaged in the business of producing and selling oil and natural gas. This oil and natural gas is obtained primarily by the acquisition and subsequent exploration and development of mineral leases. Development and exploration may include drilling new exploratory or development wells on these leases. These operations are conducted primarily in the central United States, also referred to as the mid-continent region.

Principles of Consolidation

Our consolidated financial statements include the accounts of our wholly owned subsidiaries, EnerJex Kansas, Inc. and DD Energy, Inc.

Use of Estimates

The preparation of these financial statements requires the use of estimates by management in determining our assets, liabilities, revenues, expenses and related disclosures. Actual amounts could differ from those estimates.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear any interest. We regularly review collectability and establish or adjust an allowance for uncollectible amounts as necessary using the specific identification method. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There were no reserves for uncollectible amounts in the periods presented.

Stock-based Compensation

Common stock, warrants and options issued for services are accounted for based on the fair market value at the date the services are performed. If the awards are based on a vesting period the fair market value of the awards is determined as vesting is earned. If the services are to be performed over a period of time the value is amortized over the life of the period that services are performed.

Income Taxes

We account for income taxes under SFAS 109, “Accounting for Income Taxes”. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The provision for income taxes differ from the amounts currently payable because of temporary differences in the recognition of certain income and expense items for financial reporting and tax reporting purposes.

Fair Value of Financial Instruments

Our financial instruments consist of accounts receivable and notes payable. Interest rates currently available to us for debt with similar terms and remaining maturities are used to estimate fair value of such financial instruments. Accordingly, since interest rates on substantially all of our debt are variable, market based rates, the carrying amounts are a reasonable estimate of fair value.

Earnings Per Share

SFAS No. 128, Earnings Per Share. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted loss per share computation. Potentially issuable shares of common stock pursuant to outstanding stock options and warrants are excluded from the diluted computation, as their effect would be anti-dilutive.

Cash and Cash Equivalents

We consider all highly liquid investment instruments purchased with remaining maturities of three months or less to be cash equivalents for purposes of the consolidated statements of cash flows and other statements. We maintain cash on deposit, which, at times, exceed federally insured limits. We have not experienced any losses on such accounts and believe we are not exposed to any significant credit risk on cash and equivalents.

Revenue Recognition

It is our policy to recognize revenue when title passes to our customers based on the contractual point of delivery.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is on a straight-line method using the estimated lives of the assets. (3-15 years). Expenditures for maintenance and repairs are charged to expense. At December 31, 2007 our fixed assets were primarily vehicles.

Debt issue costs

Debt issuance costs incurred are capitalized and subsequently amortized over the term of the related debt on an interest method of accretion over the estimated life of the debt.

Oil and Gas Properties

We follow the full cost method of accounting for oil and natural gas properties. Accordingly, all costs associated with acquisition, exploration, and development are capitalized.

All costs included in properties subject to amortization, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Abandonment of oil and natural gas properties are charged to the full cost pool and amortized.

Under the full cost method, the net book value of oil and natural gas properties are subject to a “ceiling” amount. The ceiling is the estimated after-tax future net cash flows from proved oil and natural gas properties, discounted at 10% per annum plus the lower of cost or fair market value of unevaluated properties. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant for the lives of the oil and natural gas reserves, except for changes that are fixed and determinable by existing contracts. The excess, if any, of the net book value above this ceiling is charged to expense.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized as income.

Long-Lived Assets

Impairment of long-lived assets is recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying value. The carrying value of the assets is then reduced to their estimated fair value that is usually measured based on an estimate of future discounted cash flows.

Asset Retirement Obligations

We accrue for the future plugging and abandonment of oil and natural gas assets in the period in which the obligation is incurred. We accrue costs at estimated fair value. When the related liability is initially recorded, we capitalize the cost by increasing the carrying amount of properties subject to amortization. Over time, the liability is accreted to its settlement value and the capitalized cost is depleted over the life of the related asset. Upon settlement of the liability, we recognize a gain or loss for any difference between the settlement amount and the liability recorded.

Major Purchasers

Through December 31, 2007, we sold all of our natural gas production to a sole purchaser and all of our oil production to a sole purchaser.

Recent Issued Accounting Standards

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in enterprises’ financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. We believe we have no uncertainties in income taxes.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently reviewing the effect, if any, SFAS 157 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) – the fair value option for financial assets and liabilities including in amendment of SFAS 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November15, 2007, and interim periods within those fiscal years. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair value measurements. We are currently evaluating the impact of SFAS No. 159 on our financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after a Company’s fiscal year beginning November 1, 2009.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. We have not yet determined the impact, if any, that SFAS No. 160 will have on our financial statements.

Reclassifications

Certain reclassifications have been made to prior periods to conform to current presentation.

Note 2 - Stock Transactions

Stock transactions in fiscal 2008:

On May 4, 2007, we issued 9,600 shares of common stock to a Director and chairman of our Audit Committee for services over the next year. For the nine month period ended December 31, 2007, we recorded director compensation in the amount of $8,000 and unamortized stock-based compensation of $4,000 to be expensed over the remaining term of service.

On May 22, 2007, we issued 15,000 shares of common stock previously authorized and un-issued.

During the nine months ended December 31, 2007 we issued 9,000,000 shares of our common stock pursuant to our “Mortgage Security Agreements” entered into on April 12, 2007 and June 8, 2007. We allocated $4,500,000 of the $9,000,000 to the equity portion of the transaction (See Note 4). The transaction costs of the equity sale were $ resulting in $ in net proceeds.

Option and Warrant transactions in fiscal 2008:

On June 14, 2007, we entered into a “Separation Agreement” with our former Chief Financial Officer. Pursuant to the agreement, 300,000 options were fully vested with a right to exercise any time prior to September 13, 2007. The options were not exercised and have been cancelled as of December 31, 2007. We expensed the remaining value of the unamortized costs of options in the amount of $61,187 as compensation.

On May 4, 2007, we granted an option to purchase 1,000,000 shares of our common stock to our President and CEO. The options are considered fully vested on grant. The options have an exercise price of $1.25 and expire on May 3, 2011. The fair value of the options based on the Black-Scholes pricing model was $859,622. The following assumptions were used in the valuation: stock price-$1.25; exercise price-$1.25; life 4 years; volatility 95%; yield-4.55. compensation.

On May 4, 2007, we granted options to purchase 125,000 shares of our common stock to two employees as a bonus for services. The options are considered fully vested on grant. The options have an exercise price of $1.25 and expire on May 3, 2011. The fair value of the options based on the Black-Scholes pricing model was $107,453. The following assumptions were used in the valuation: stock price-$1.25; exercise price-$1.25; life 4 years; volatility 95%; yield-4.55. The value of the options is included in compensation.

On May 4, 2007, we granted an option to purchase 300,000 shares of our common stock to a service provider for services rendered. The option is considered fully vested on the date of grant. The options have an exercise price of $1.25 and expire on May 3, 2011. The fair value of the options based on the Black-Scholes pricing model was $257,887. The following assumptions were used in the valuation: stock price-$1.25; exercise price-$1.25; life 4 years; volatility 95%; yield-4.55.

On May 4, 2007, we granted options to purchase 600,000 shares of our common stock in total to our three Directors for their services to the Company. The options are considered fully vested on grant. The options have an exercise price of $1.25 and expire on May 3, 2011. The fair value of the options based on the Black-Scholes pricing model totaled $515,772. The following assumptions were used in the valuation: stock price-$1.25; exercise price-$1.25; life 4 years; volatility 95%; yield-4.55.

On April 12, 2007, we granted a warrant to purchase 375,000 shares of our common stock to C.K. Cooper & Company as partial payment for services render in connection with our financing activities. The warrant has an exercise price of $0.60 and expires on April 11, 2010. The fair value of the warrant based on the Black-Scholes pricing model totaled $280,591. The following assumptions were used in the valuation: stock price-$1.00; exercise price-$0.60; life 3 years; volatility 106%; yield-4.66. We have included the value of the warrant with the loan and equity transaction costs (See Note 4).

On August 1, 2007, we granted options to purchase 100,000 shares of our common stock to our Director of Finance pursuant to her employment agreement. The options have an exercise price of $1.50 and expire on July 31, 2011. The fair value of the options based on the Black-Scholes pricing model totaled $137,429. The following assumptions were used in the valuation: stock price-$1.50; exercise price-$1.50; life 4 years; volatility 164%; yield-4.26. At December 31, 2007, we have recorded compensation expense totaling $45,810. The balance of the unamortized options of $91,619 will be amortized over the remainder of the one year contract period.

On November 1, 2007, we entered into an employment agreement with an employee for a term of one year. Pursuant to his agreement, we granted options to purchase 50,000 shares of our common stock. The options have an exercise price of $1.25 and expire on October 31, 2011. The fair value of the options based on the Black-Scholes pricing model totaled $36,774. The following assumptions were used in the valuation: stock price-$0.80; exercise price-$1.25; life 4 years; volatility 181%; yield-4.02. At December 31, 2007, we have recorded compensation expense totaling $3,064. The balance of the unamortized options of $33,710 will be amortized over the remainder of the one year contract period.

A summary of stock options and warrants is as follows:

	Options	Weighted Ave Price	Warrants	Weighted Ave Price
Outstanding 03/31/07	300,000	$1.00	-	$ -
Granted	2,175,000	1.26	375,000	0.60
Cancelled	(300,000)	1.00	-	-
Exercised	-	-	-	-
Outstanding 12/31/07	2,175,000	$1.26	375,000	$0.60

Note 3 – Asset Retirement Obligation

Our asset retirement obligations relate to the abandonment of oil and natural gas wells. The amounts recognized are based on numerous estimates and assumptions, including future retirement costs, inflation rates and credit adjusted risk-free interest rates. The following shows the changes in asset retirement obligations:

December 31,
2007
Asset retirement obligation, beginning of period	$ 23,908
Liabilities incurred during the period	352,000
Liabilities settled during the period	-
Accretion	13,567
Asset retirement obligations, end of period	$ 389,475

Note 4 - Long-Term Debt

On April 11, 2007, we entered into a Securities Purchase Agreement, Registration Rights Agreements, Senior Secured Debentures, a Pledge and Security Agreement, a Secured Guaranty, and other related agreements (the “Financing Agreements”), with DKR Soundshore Oasis Holding Fund Ltd., West Coast Opportunity Fund, LLC, Enable Growth Partners LP, Enable Opportunity Partners LP, Glacier Partners LP, and Frey Living Trust (the “Buyers”). Pursuant to the Financing Agreements, we authorized a new series of senior secured debentures (the “Debentures”). Under the terms of the Financing Agreements, we agreed to sell Debentures for a total purchase price of $9,000,000. In connection with the purchase, we agreed to issue to each of the Buyers one share of our common stock for each dollar purchased for a total issuance of 9,000,000 shares. The first closing occurred on April 12, 2007 with a total of $6,300,000 in debentures being sold and the remaining $2,700,000 closing on June 21, 2007.

The proceeds from the debentures were allocated to the note payable and the stock issued based on the fair market value of each item that we calculated to be $9,000,000 for each item. Since each of the instruments had a value equal to 50% of the total, we allocated $4,500,000 to stock and $4,500,000 to the note. We have recorded the maturity value of the note at $9,000,000 and in the equity section we recorded the loan costs of $4,500,000 that will accrete as interest based on the interest method over the period of issue to maturity. The amount of interest accreted for the period ended December 31, 2007 was $766,800. The unamortized loan interest at December 31, 2007 was $3,733,200.

Net Proceeds from the debentures totaled $8,346,922 after payment of $653,078 of fees. Also included as fees relating to the debentures was the fair market value of the warrant of $280,591. We allocated $466,835 (50% of the costs) to unamortized loan fees and will amortize those fees over the life of the debentures. For the period ended December 31, 2007 we recorded as loan fee expense $113,155 and the unamortized loan fees were $353,680. The remaining fees of $466,834 were offset against paid in capital as these were costs associated with the equity portion of the debenture.

The Debentures have a three-year term, maturing on March 31, 2010, and bear interest at a rate equal to 10% per annum. Interest is payable quarterly in arrears on the first day of each succeeding quarter. We may pay interest in either cash or registered shares of our common stock. The Debenture has no prepayment penalty so long as we maintain an effective registration statement with the Securities Exchange Commission and provided we give six (6) business days prior notice of redemption to the Buyers. The Debentures are guaranteed, pursuant to the “Secured Guaranty” and “Pledge and Security Agreement” by us and secured by a security interest in all of our assets and assignments of production.

Pursuant to the agreements, during the term of the debentures, we are required to produce a minimum average daily quantity of oil and natural gas. The production thresholds will be measured at six month intervals beginning December 31, 2007 and ending on September 30, 2009. In the event that for any Measurement Date specified above, we do not meet the production thresholds applicable to such Measurement Date, then we shall issue to the Buyers an aggregate 3,000,000 shares of common stock for each threshold date (up to 12,000,000 shares total). Each Buyer may elect to receive common stock purchase warrants in lieu of its allocation of shares of common stock. Such warrants shall have an exercise price of $0.01 per share and be exercisable for a four year term. As of December 31, 2007, we have met our initial production threshold and we believe our future production levels will be sufficient to meet the subsequent required threshold levels, therefore the previously unamortized cost relating to loan penalty of $12,000,000 and the related loan penalty expense of $2,126,271 have been reversed.

Pursuant to the terms of the Registration Rights Agreement between us and the Buyers, we are obligated to file a minimum of three registration statements registering the 9,000,000 shares of common stock or shares of common stock underlying the common stock purchase warrants, 3,000,000 interest shares potentially due under the Debentures, and up to 12,000,000 production threshold shares. If we fail to obtain and maintain effectiveness of a registration statement, we will be obligated to pay cash to each Buyer equal to: (i) 0.5% of the aggregate purchase price allocable to such Buyer’s registrable securities included in such registration statement for the first 30 day period following such effectiveness failure or maintenance failure, (ii) 0.75% of the aggregate Purchase price allocable to such Buyer’s registrable securities in such registration statement for the following thirty day period; and (iii) 1% of the aggregate purchase price allocable to such Buyer’s registrable securities included in the registration statement for every thirty day period thereafter. These payments are capped at 10% of the Buyer’s original purchase price under the Debentures. The first registration statement, registering 3,000,000 shares of common stock, became effective on August 14, 2007 and the second became effective January 11, 2008.

On September 1, 2007, we entered into a purchase and sales contract between DD Energy and various entities and individuals for the acquisition of oil properties located in eastern Kansas (see note 5) for the total purchase price of $2,700,000. Pursuant to the agreement, we paid cash at closing in the amount of $1,735,000 and entered into promissory notes totaling $965,000. Each promissory note bears interest at a rate of 5% per annum and matures September 1, 2008. In connection with this acquisition, we obtained additional financing through Cornerstone Bank in the amount of $1,735,000. The balance of this note at December 31, 2007 was $1,642,990. This note bears interest at 8.5% per annum and matures on September 27, 2011. Collateral for this note is DD Energy oil and gas leases.

On September 28, 2007, we financed the purchase of vehicles totaling $31,976 through GE Money Bank. This note is for seven years and bears interest at 6.99% per annum.

Loans and notes payable consist of the following:

December 31, 2007
Long term debentures	$ 9,000,000
Note payable – Cornerstone Bank	1,642,990
Promissory notes payable	965,000
Note payable	30,660
Convertible note payable	25,000
Total loans and notes payable	$ 11,636,650

Note 5 - Oil & Gas Properties

On April 9, 2007, we entered into a “Joint Exploration Agreement” with a shareholder, MorMeg, LLC, whereby we agreed to advance $4,000,000 to a joint operating account for further development of MorMeg’s Black Oaks leaseholds in exchange for a 95% before payout working interest in all production originating from the Black Oaks field until such point when total revenues are equal to development costs. We also agreed to contribute ongoing funding to the field as to not delay development by more than a thirty day period until the field is fully developed or as agreed to by and between the parties. Upon equalization of development cost and revenue, our working interest will adjust downward to 70% and MorMeg will increase their working interest to 30%. In addition, we agreed to pay MorMeg, LLC a one time cash payment in the amount of $200,000 pursuant to the original amended letter agreement dated December 15, 2006. As of December 31, 2007, we fulfilled this obligation.

On April 18, 2007, we entered into a “Purchase and Sale Agreement” with MorMeg, LLC, a related party, to acquire the lease interests of certain producing properties for cash in the amount of $400,000. We obtained an independent valuation of the properties that determined the fair market value exceeded the amount paid. Our obligation for payment has been fulfilled at December 31, 2007.

On August 10, 2007, we entered into an amended and restated “Letter Agreement” with Euramerica Energy, Inc. (“Euramerica”) whereby we granted Euramerica the option to purchase our Gas City Property at a purchase price of $1,200,000 expiring March 1, 2008. For consideration of the option, Euramerica has paid $524,000 towards exploratory drilling costs associated with the development of the Gas City Property. We will receive a 10% management fee paid from net revenue interest for services provided during the development. If Euramerica exercises its purchase option on or before March 1, 2008, $300,000 would be due upon execution of the purchase agreement and the remaining $900,000 would be due in three equal installments of $300,000 payable quarterly. We will retain title on these properties until the purchase price has been paid in full. In addition, as part of this agreement, Euramerica will be required to provide up to $2,000,000 in additional well development funding for the project on or before August 31, 2008. If the well development funding is not paid on or before August 31, 2008, title to the property will revert back to us. We will continue to receive a 5% revenue interest in the properties until equalization of development cost and revenue, thereafter, our working interest will adjust upwards to 25% and Euramerica will decrease their working interest to 75%.

On September 14, 2007, we entered into a purchase agreement for the acquisition of a 100% working interest in leaseholds located in three counties in eastern Kansas for a cash purchase price of $800,000. We obtained an independent opinion of the properties that the fair market value exceeded the amount paid.

On September 27, 2007, we entered into a purchase and sale agreement with certain related parties through our wholly owned subsidiary, DD Energy, Inc. (“DD”), to acquire oil leases in eastern Kansas for a purchase price of $2.7 million. We obtained an independent valuation of the properties that determined the fair market value exceeded the amount paid.

Note 6 - Related party transactions

On October 30, 2006, we entered into an agreement with a shareholder to sell the patent we received in a reverse merger. We received a note for $10,000 payable on December 31, 2006 for the patent. As of December 31, 2007 the principal amount of the note was repaid and we agreed to write off the accrued interest.

On June 14, 2007, we entered into a “Separation Agreement” with our former Chief Financial Officer Pursuant to the agreement, we agreed to pay a total of $56,000 as severance subject to payment in full of the outstanding promissory note in the amount of $22,000 and accrued interest.

Note 7 - Commitments and Contingencies

Pursuant to the terms of our financing agreement entered into on April 11, 2007, we have committed to various 30-day average production thresholds as follows: (1) the equivalent of 180 Barrel of Oil Equivalent Per Day (BOPDE) by December 31, 2007; (2) 182 BOPDE by June 30, 2008; (3) 170 BOPDE by December 31, 2008 (4) 206 BOPDE by June 30, 2009. If we do not meet those thresholds on any of the days we will be required to issue an additional 3,000,000 registered shares to the debenture holders for each period we fail to meet the thresholds. We have met our initial production threshold at December 31, 2007 and we believe that we will meet all remaining production thresholds therefore not incur any penalties.

In the event we are unable to meet one remaining registration requirement (we have already met two of the prior registration requirements in August 2007 and January 2008, respectively), we may have to pay a penalty, ranging from 0.5% to 10%, to the debenture holders.

Note 8 - Income Taxes

Deferred income taxes are determined based on the tax effect of items subject to different treatment between book and tax bases. There is approximately $7,438,000 of net operating loss carry-forwards which expire in 2021-2023. The net deferred tax is as follows:

December 31, 2007
Non-current deferred tax asset :
Goodwill and oil & gas costs	$ 264,320
Loan costs	(172,178)
Net operating loss carry-forward	2,231,450
Valuation allowance	(2,323,592)
Total deferred tax net	$ -

A reconciliation of the provision for income taxes to the statutory federal rate for continuing operations for the nine months ended December 31, 2007 is as follows:

December 31, 2007
Statutory tax rate	34.0%
Equity based compensation	(13.0)%
Loan cost and other	4.0%
Change in valuation allowance	(25.0)%
Effective tax rate	0.0%

Note 9 - Cost of Oil and Natural Gas Properties

Results of operations from oil and natural gas producing activities

The following table shows the results of operations from the Company’s oil and gas producing activities. Results of operations from these activities are determined using historical revenues, production costs and depreciation, depletion and amortization of the capitalized costs subject to amortization. General and administrative expenses, professional, investor relations and interest expense is excluded from this determination.

December 31, 2007
Production revenues	$1,982,119
Production costs	(1,104,272)
Depletion and depreciation	(532,665)
Income taxes	-
Results of operations for producing activities	$ 345,182

Capitalized costs of oil and natural gas producing properties

The Company’s aggregate capitalized costs related to oil and natural gas producing activities are as follows:

December 31, 2007
Proved	$ 9,547,893
Unevaluated and unproved	74,777
Accumulated depreciation and depletion	(531,727)
Net capitalized costs	$ 9,090,943

Unproved and unevaluated properties are not included in the Full Cost Pool and are therefore not subject to depletion or depreciation. These assets consist primarily of leases that have not been evaluated. We will continue to evaluate our unproved and unevaluated properties; however, the timing of such evaluation has not been determined.

Capitalized costs incurred for oil and natural gas producing activities

Costs incurred in oil and natural gas property acquisition, exploration and development activities that have been capitalized are summarized below:

December 31, 2007
Acquisition of proved and unproved properties	$ 4,560,579
Development costs	4,376,049
Exploration costs	-
Total	$ 8,936,628

Note 10 - Subsequent Events

On January 16, 2008, we granted options to purchase 117,500 shares of our common stock to 3 employees. The options have an exercise price of $1.25 and expire on January 15, 2011.

Note 11 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)

(a) General

Our estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves are summarized below. The reserves were estimated by McCune Engineering, independent petroleum engineers, using market prices at the end of each of the periods presented in the financial statements. Those prices were held constant over the estimated life of the reserves. There are numerous uncertainties inherent in estimating quantities and values of proved oil and gas reserves and in projecting future rates of production and the timing of development expenditures, including factors involving reservoir engineering, pricing and both operating and regulatory constraints. All reserves estimates are to some degree speculative, and various classifications of reserves only constitute attempts to define the degree of speculation involved. Accordingly, oil and gas reserve information represents estimates only and should not be construed as being exact. The information is for the nine month ended December 31, 2007.

(b) Estimated Oil and Gas Reserve Quantities

Our ownership interests in estimated quantities of proved gas reserves and changes in net proved reserves, all of which are located in the United States, are summarized below.

	Gas – mcf	Oil – stb
Proved reserves:
Balance March 31, 2007	-	-
Revisions of previous estimates	-	-
Extensions and discoveries	335,905	1,197,653
Production	(9,926)	(25,674)
Balance, December 31, 2007	325,979	1,171,979
*STB represents Stock Tank Barrels

Proved developed reserves at the end of the period:

Gas- mcf	Oil stb
December 31, 2007	December 31, 2007
325,976	867,443

(c) Standardized measure of discounted future cash flows

The standardized measure of discounted future net cash flows from our proved reserves for the periods presented in the financial statements is summarized below. There were no proved reserves at March 31, 2007. The standardized measure of future cash flows as of December 31, 2007 is calculated using a price per Mcf of gas of $5.657 and a price for oil of $84.25 each of which was the price received from our production at December 31, 2007. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the estimated proved reserves. These costs are based on year-end cost levels. Future income taxes are based on year-end statutory rates. The future net cash flows are reduced to present value by applying a 10% discount rate. The standardized measure of discounted future cash flows is not intended to represent the replacement cost or fair market value of the Company’s oil and gas properties.

There were no proved reserves at March 31, 2007.

December 31, 2007
Future production revenue	$ 100,583,366
Future production costs	(31,730,228)
Future development costs	(14,245,318)
Future cash flows before income taxes	54,607,820
Future income taxes	(5,034,403)
Future net cash flows	49,573,417
10% annual discount for estimating of future cash flows	(23,697,303)
Standardized measure of discounted net cash flows	$ 25,876,114

(d) Changes in Standardized Measure of Discounted Future Net Cash Flows

Balance March 31, 2007	$ -
Sales, net of production costs	(877,847)
Net change in pricing and production costs	-
Net change in future estimated development costs	-
Extensions and discoveries	26,753,961
Revisions	-
Accretion of discount	-
Change in income tax	-
Balance December 31, 2007	$ 25,876,114